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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 2, 2001





                          RELIABLE POWER SYSTEMS, INC.,
               Formerly known as Dencor Energy Cost Controls, Inc. (Exact name of registrant as specified in charter)







             COLORADO                      0-9255                84-0658020
  (State or other jurisdiction        (Commission File          (IRS Employer
of incorporation or organization)          Number)           Identification No.)








                           399 Perry Street, Suite 300
                           CASTLE ROCK, COLORADO 80104
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (720) 733-8970




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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events

On November 2, 2001 we signed a technology development agreement with a third party developer for the development of a continuous power machine. This term of the agreement is for a period from November 1, 2001 until the development of a continuous power machine is complete that is generally acceptable for sale to the public. We will pay the developer a monthly design fee of $15,000 per month and the related design and operating costs associated with the development of a continuous power machine. We have granted the developer 200,000 options to purchase shares of our common stock at $1.00 per share. The total estimated costs to develop and build the continuous power machine are approximately $1.3 million. We will own all of the intellectual property developed under the agreement in perpetuity and will pay the developer royalties for sales of products sold using the intellectual property.


Item 6. Resignation of Registrant's Directors.

Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 10.1 Technology Development Agreement

Item 8. Change in Fiscal Year.

Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 20, 2001                                  /s/ Jerry A. Mitchell
                                            ------------------------------------
                                                       (Signature)
                                            Jerry A. Mitchell
                                            Vice President of Finance and Chief
                                            Financial Officer


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                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------
   10.1              Technology Development Agreement